                                                                    EXHIBIT 10.3

Suntech Power Co., Ltd.                                     Employment Agreement

                          FORM OF EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into on this 15th June, 2005, by and between SUNTECH POWER CO., LTD. (the "Company"), and [NAME OF EMPLOYEE], (the "Employee").

     WHEREAS, the Company has appointed the Employee to the position of [POSITION/TITLE], and the Employee has accepted such appointment;

     WHEREAS, in connection with such appointment, the Company and the Employee desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the Employee's appointment as [POSITION/TITLE], and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Employee and Company as follows:

     SECTION 1. EMPLOYMENT

     The Company hereby employs the Employee as [POSITION/TITLE]. The term of the employment, pursuant to this Agreement, will commence on ______, (the "Commencement Date") and will continue until ___________("Employment Term"), or the termination of this Agreement as described in Section 9 hereof, whichever shall occur first. The Employee hereby accepts such employment.

     SECTION 2. JOB RESPONSIBILITIES

     The Employee shall perform such responsibilities during the Employment Term as follows:

          (a) Provision of advice to the company relating to technology choice and improvements

          (b) Assist with improving the company production technology to improve device performance and/or reduce cost.

          (c) Analyze devices and/or modules as required to identify causes of problems with production and assist with finding solutions to such problems.

          (d)  Provide training for staff in appropriate areas.

          (e) Assist with assessment procedures for technician and production staff in relevant areas.

          (f)  Any other responsibilities as assigned by Dr. Shi.

     SECTION 3. REMUNERATION

     Subject to the terms and conditions of this Agreement, during the Employment Term, the remuneration package is as follows:

          (a) The working hour of the Employee shall be [_____]% of working hour per year, comprising [_____]% in attendance at the premises of the company and the other [_____]% working on company projects in other locations, primarily at [_____].

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Suntech Power Co., Ltd.                                     Employment Agreement

          (b) The Employee shall receive a monthly salary of USD[_____] payable before the 10th of each month. The salary shall be paid directly into the banking account of the Employee.

          (c) The Employee shall pay his own tax in compliance with the relevant laws and regulations of China.

          (d) The Employee shall submit the working visa and other relevant applications to the local authority. The Company shall provide the necessary employment documents for the above mentioned applications.

     SECTION 4. FRINGE BENEFITS

     The Employee shall be entitled to participate in the following benefit plans and programs:

          (a)  Transportation Benefits.

               (1) The Company shall provide round trip tickets (business class) between Shanghai and [location] for the Employee.

          (b)  Stock options.

          Stock options will be decided and arranged later in the year of 2005. This Section 4(b) shall not constitute to any promise or responsibility of the Company to the Employee on the stock options.

     SECTION 5. REIMBURSEMENT FOR EXPENSES DURING BUSINESS TRIPS

     The Company shall reimburse the Employee, in accordance with the Company's policies and practices in effect from time to time, for all the Expenses hereunder reasonably incurred by the Employee in performance of the Employee's duties during business trips.

          (a) Expenses shall include the transportation cost, accommodation fee, catering fee in business trip and shall be reimbursed upon the submission of receipts.

          (b) Other expenses including the laundry fee, paid television fee and other private expenses shall be responsible by the Employee.

          (c)  Business trips aforesaid shall be approved by the Company.

     SECTION 6. EMPLOYEE INVENTIONS

          (a) The term "Employee Inventions" means any and all processes, inventions, technology, computer programs, original works of authorship, designs, formulas, patents, discoveries, copyrights and all improvements, rights, and


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Suntech Power Co., Ltd.                                     Employment Agreement

               claims that are conceived, developed or reduced to practice by the Employee alone or with others.

          (b) Any and all Employee Inventions which the Employee has conceived or made, or may conceive or make during the Employment Term using the Company's equipment, supplies, facilities or trade secret, directly or indirectly, connected with the Company's business, shall be the sole and exclusive property of the Company. The Employee agrees that all patentable and copyrightable works created by the Employee while working on company projects or under the Company's direction, in connection with the Company's business are "works made for hire" and the Employee hereby assigns all proprietary rights, including patent and copyright, in these works to the Company without further compensation.

          (c) The Employee further agrees to (i) disclose promptly to the Company all such Employee Inventions which the Employee has made or may make while working on company projects solely, jointly or commonly with others, (ii) assign all such Employee Inventions to the Company, and (iii) execute and sign any and all applications, assignments or other instruments which the Company may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain patents, copyrights, or other proprietary rights in China and foreign countries, or in order to transfer to the Company all right, title and interest in said Employee Inventions.

          (d) Any Employee Inventions which the Employee can demonstrate to be developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities or trade secret shall belong to the Employee. The Employee shall disclose promptly to the Company all such Employee Inventions.

          (e) Inventions made by the Employee prior to his employment shall be notified to the Company. Eventual rights for utilisation of results from copyright work performed by the Employee shall exclusively belong to the Company. Any employee inventions developed through R&D projects at [institution/location] not funded by the company, shall be the property of [institution/location] or the appropriate funding organisation. For example, inventions arising from collaborative research between [institution/location] and [institution/location] relating to the use of inkjet printing in solar cell fabrication, and funded by these organisations, shall be the property of these organisations.

          (f)  Other provisions refer to Exhibit A hereunder.

     SECTION 7. CONFIDENTIAL INFORMATION.

          (a) The Employee recognizes and acknowledges that he will have access to certain information of the Company and that such information is confidential and constitutes valuable, special and unique property of the Company. The parties agree that the Company has a legitimate interest in protecting the Confidential


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Suntech Power Co., Ltd.                                     Employment Agreement

               Information, which includes all the commercial and technological secrets and know-how and other confidential information of the Company. The parties agree that the Company is entitled to protection of its interests in the Confidential Information. The Employee shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for an on behalf of the Company, it successors, assigns or nominees, any Confidential Information of the Company (regardless of whether developed by the Employee) without the prior written consent of the Company.

          (b) The parties agrees that in the event of a violation of this covenant against non-use and non-disclosure of Confidential Information, that the Company shall be entitled to a recovery of damages from Employee and/or an injunction against the Employee for the breach or violation or continued breach or violation of this covenant or the confidential agreement mentioned above.

          (c) The Employee shall not issue any publications and papers containing any Confidential Information of the Company without the prior written consent of the Company.

          (d) The Employee agrees to sign a Confidential Agreement in Exhibit A hereunder with the Company.

     SECTION 8. NON-COMPETITION

          (a) During the Employment Term, the Employee shall devote his full business efforts (see 3(a)) and time to the Company. Employee agrees, during the Employment Term for a period of 6 months thereafter, not to actively engage in any other employment, occupation, consulting activity or business referral for any direct or indirect remuneration without the prior approval of the Company; provided, however, that Employee may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, without the approval of the Company, unless there is a conflict of interest.

          (b) During the Employment Term, the Employee shall declare any shareholdings and interest in other companies in which there is a conflict interest with the Company. (The employee holds [_____] shares in [institution/location], purchased for [_____] each in [_____].)

          (c)  Other provisions refer to Exhibit A hereunder.

     SECTION 9. TERMINATION OF EMPLOYMENT.

          (a) Death of Disability. The Employee's employment shall terminate automatically upon the Employee's death. The Company shall be entitled to


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Suntech Power Co., Ltd.                                     Employment Agreement

               terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable for 30 consecutive business days, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee returns to full-time performance of the Employee's duties before the Disability Effective Date. The Employee is entitled to the payment of ______________________.

          (b) Termination by the Company. (i) The Company may terminate the Employee's employment for Cause. "Cause" means (A) the conviction of the Employee for the commission of a felony from which all final appeals have been taken, or (B) willful gross misconduct by the Employee in connection with his employment by the Company, in either case that results in material and demonstrable financial harm to the Company. The Company shall give the Employee prior written notice ______ days in advance of its intention to terminate the Employee's employment for Cause, setting forth in reasonable detail the specific conduct of the Employee that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies. The Employee is entitled to the payment of ______________________. (ii) The Company may terminate the Employee's employment without Cause by giving prior written notice ________ days in advance and the Employee is entitled to the payment of ______________________.

          (c) Termination by Employee. (i) The Employee may terminate employment for Good Reason, which means any material breach of this Agreement by the Company that is not remedied by the Company promptly after receipt the remedy request from the Employee. A termination of employment by the Employee for Good Reason shall be effectuated by giving the Company prior written notice __________ days in advance of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Employee relies. The Employee is entitled to the payment of ______________________. (ii) The Employee may terminate employment without Good Reason with prior written notice ________ days in advance and the Employee is entitled to the payment of _______________________.

     SECTION 10. CONCLUDING PROVISIONS

          (a) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of mainland of the Republic of China.

          (b) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


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Suntech Power Co., Ltd.                                     Employment Agreement

          (c) Except as other provided herein, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Except as other provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          (d) When the two parties dispute over this contract, both parties shall make their best effects to resolve the dispute through friendly consultation and mediation. If such consultation or mediation fails to resolve the dispute, either party may resort to legal procedure in the local court where the Company located.

          (e) This Agreement shall have two (2) counterparts, each of which shall have the same legal effect.

                    [REMAINING PAGE INTENTIONALLY LEFT BLANK]


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Suntech Power Co., Ltd.                                     Employment Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives:

SUNTECH POWER CO., LTD.


By:
    ---------------------------------
(Authorized Signature of the Legal Representative)

Title: Chief Executive Officer

Place of Execution: Suntech Power Co., Ltd.


[NAME OF EMPLOYEE]


By:
    ---------------------------------
(Signature)

Place of Execution: Suntech Power Co., Ltd.


                                        7

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Suntech Power Co., Ltd.                                     Employment Agreement

Exhibit A

                 NON-DISCLOSURE, NON-COMPETITION AND PROPRIETARY
                              INFORMATION AGREEMENT

     In partial consideration and as a condition of my employment by Suntech Power Co., Ltd. (the "Company"), and effective as of the date that my employment by Company first commenced, I hereby agree as follows:

1.   NON-DISCLOSURE

     A. I will hold all Company Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of Company any Confidential Information, except (a) as a necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of Company. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. "CONFIDENTIAL INFORMATION" shall mean all information related to any aspect of the business of Company which is either information not known by actual or potential competitors of Company or is proprietary information of Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities or financial statements.

     B. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants and other parties with which Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with Company or otherwise, use or disclose to Company any confidential, trade secret or other proprietary information or material of any previous employer or other person, and I will not bring onto Company's premises any unpublished document or any other properly belonging to any former employer without the written consent of that former employer.

2.   NON-COMPETITION

     A. During my employment with Company, I will perform for Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of Company and will not, without the prior written approval (i) an officer for Company if I am not an executive officer of Company or (ii) the board of Managers of Company if I am an executive officer for Company, (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of Company.


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Suntech Power Co., Ltd.                                     Employment Agreement

     B. I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

     C. During the terms of my employment by Company and for one year thereafter, I shall not directly or indirectly, without the prior written consent of Company, solicit, recruit, encourage or induce any employees, officers, consultants, contractors or subcontractors of Company to leave the employ of Company, either on my own behalf or on behalf of any other person or entity.

3.   PROPRIETARY INFORMATION

     A. Upon termination of my employment, I will promptly return to Company all items containing or embodying Confidential Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii)materials distributed to shareholders generally and (iii) this Agreement. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form relating to the business of Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of Company. In the event of the termination or expiration of my employment, I will promptly deliver all such materials to Company.

     B. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of Company or through access to Company confidential Information or property, whether or not patentable or copyrightable (collectively "INVENTIONS") shall be the property of Company, and to the extent permitted by law, shall be "works made for hire". I hereby assign and agree to assign to Company or its designee, without further consideration, my entire right, title and interest in and to all Inventions, including all rights to obtain, register, perfect and enforce patents, copyrights and other intellectual property protection for inventions. I will disclose promptly and in writing to the individual designated by Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist Company (at its expense) to obtain and enforce patents, copyrights and other forms of intellectual property protection on Inventions. If I use or disclose my own confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

     C. I have no entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or,


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Suntech Power Co., Ltd.                                     Employment Agreement

          except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party's confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

4.   MISCELLANEOUS

     A. I agree that this Agreement is not an employment contract and does not purport to set forth all of the terms and conditions of my employment. However, the terms of this Agreement shall supercede any inconsistent terms and can only be changed by a subsequent written agreement signed by Company's Chairman of the Board and myself.

     B. I agree that my obligation under paragraphs 1,2 and 3 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary of involuntary on my part., and that Company is entitled to communicate my obligations under this Agreement to any further employer or potential employer of mine. My obligations under paragraphs 1,2 and 3 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its subsidiaries, successors and assigns.

     C. I agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable laws of the People's Republic of China, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to be minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

     D. I agree that this Agreement shall be executed in both English and Chinese and both language versions are equally effective.

     E. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION, NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT, I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


                                       10

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Suntech Power Co., Ltd.                                     Employment Agreement

SIGNATURE


Name of Employee:
                  -------------------
                  (Signature)

Date:
      -------------------------------

ID Card No.:
             ------------------------

Home Address:
              -----------------------

Accepted and Agreed by: SUNTECH POWER CO., LTD.


By:
    ---------------------------------
(Authorized Signature of the Legal Representative)

Date:
      -------------------------------


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